UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 31, 2017

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

40 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Introductory Note.

On August 31, 2017, Surgery Partners, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of NSH Holdco, Inc., a Delaware corporation (“NSH”).  Pursuant to the terms of the Agreement and Plan of Merger, dated as of May 9, 2017, by and among the Company, SP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), NSH Holdco, Inc., a Delaware corporation (“NSH”), and IPC / NSH, L.P. (solely in its capacity as sellers’ representative), as amended by that certain Letter Amendment, dated as of July 7, 2017 (as amended, the “Merger Agreement”), Merger Sub merged with and into NSH with NSH continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).  Also on August 31, 2017, (i) the Company completed the sale and issuance of 310,000 shares of preferred stock, par value $0.01 per share, of the Company, designated as 10.00% Series A Convertible Perpetual Participating Preferred Stock (the “Series A Preferred Stock”) to BCPE Seminole Holdings LP (“Bain Capital”), an affiliate of Bain Capital Private Equity, at a purchase price of $1,000.00 per share in cash (the “Preferred Private Placement”) pursuant to the Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”), dated as of May 9, 2017, by and among the Company and Bain Capital, and (ii) H.I.G. Surgery Centers, LLC (“H.I.G.”), completed its sale of 26,455,651 shares (the “Purchased Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to Bain Capital at a purchase price of $19.00 per share in cash (the “Private Sale”) pursuant to the Stock Purchase Agreement (the “Common Stock Purchase Agreement” and together with the Merger Agreement, the Preferred Stock Purchase Agreement and the other agreements and documents executed in connection therewith, the “Transaction Agreements”), dated as of May 9, 2017, by and among the Company, H.I.G., H.I.G. Bayside Debt & LBO Fund II L.P. (for the purposes stated therein) and Bain Capital.

Item 1.01                   Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities

On August 31, 2017, SP Holdco I, Inc., a Delaware corporation (“Holdings”), and Surgery Center Holdings, Inc., a Delaware corporation (the “Borrower”), each a wholly-owned subsidiary of the Company, together with certain wholly-owned subsidiaries of the Borrower entered into a credit agreement with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (the “Credit Agreement”), providing for a $1,290.0 million senior secured term loan (the “Term Loan”) and a $75.0 million revolving credit facility (the “Revolver” and, together with the Term Loan, the “Senior Secured Credit Facilities”).

The Term Loan was fully drawn on August 31, 2017 and the proceeds thereof were used to finance the consideration paid in the Merger, to repay amounts outstanding under certain of the Borrower’s then-existing senior secured term loan and revolving credit facilities and amounts outstanding under the existing senior secured credit facilities of National Surgical Hospitals, Inc. (“National Surgical Healthcare”) and to pay fees and expenses in connection with the foregoing and transactions related to the Transaction Agreements. The Revolver may be utilized for working capital, capital expenditures and general corporate purposes.

Subject to certain conditions and requirements set forth in the Credit Agreement, the Borrower may request one or more additional incremental term loan facilities or one or more increases in the commitments under the Revolver, respectively, in an aggregate amount up to (i) $346.0 million ($35.0 million of such amount shall solely be available for increases in the commitments under the Revolver) plus (ii) an unlimited additional amount if, on a pro forma basis after the incurrence of such amount (x) such incremental facility ranks pari passu in right of security on the collateral with the obligations under the Senior Secured Credit Facilities, the first lien net leverage ratio as of the last day of the most recently ended test period does not exceed 3.90:1.00 and (y) such incremental facility ranks junior in right of security on the collateral to the obligations under the Term Loan and Revolver, the senior secured net leverage ratio as of the last day of the most recently ended test period does not exceed 3.90:1.00. Interest on the Senior Secured Credit Facilities shall bear interest at a rate per annum equal to (x) LIBOR plus a margin ranging from 3.00% to 3.25% per annum, depending on the Borrower’s first lien net leverage ratio or (y) an alternate base rate (which will be the highest of (i) the prime rate, (ii) 0.5% per annum above the federal funds effective rate and (iii) one-month LIBOR plus 1.00% per annum (solely with respect to the Term Loan, the alternate base rate shall not be less than 2.00% per annum)) plus a margin ranging from 2.00% to 2.25% per annum.  In addition, the Borrower is required to pay a commitment fee of 0.50% per annum in respect of unused commitments under the Revolver.

The Term Loan amortizes in equal quarterly installments of 0.25% of the aggregate original principal amount of the Term Loan (such amortization payments will commence on or around the last business day of the fiscal quarter ending December 31, 2017).  The Term Loan requires mandatory prepayments (a) subject to the right of reinvestment and certain other exceptions, in amounts equal to 100% of the net cash proceeds from certain asset sales and casualty and condemnation events and (b) subject to certain exceptions, in amounts equal to 100% of the net cash proceeds of certain indebtedness, the incurrence of which was not permitted under the Credit Agreement at the time incurred. Commencing with the Borrower’s fiscal year ending December 31, 2018, the Term Loan is also subject to an annual mandatory prepayment in an amount equal to a percentage of excess cash flow for the applicable fiscal year that will depend on the first lien net leverage ratio as of the last day of the applicable fiscal year.

Voluntary prepayments of the Term Loan and reductions of Revolver commitments are permitted, in whole or in part, with prior notice, without premium or penalty (except LIBOR breakage costs and, solely with respect to the Term Loan, a call premium in the case of certain repricing events within a specified period of time after August 31, 2017). The Term Loan will mature on August 31, 2024 (or, if at least 50.0% of the 2021 Notes (as defined herein) shall have not either been repaid or refinanced with permitted indebtedness having a maturity date not earlier than six months after the maturity date of the Term Loan by no later than October 15, 2020, then October 15, 2020). The Revolver will mature on August 31, 2022 (or, if at least 50.0% of the 2021 Notes have not either been repaid or refinanced with permitted indebtedness having a maturity date not earlier than six months after the maturity date of the Term Loan by no later than October 15, 2020, then October 15, 2020).

With respect to the Revolver, the Borrower is required to comply with a maximum consolidated total net leverage ratio of 9.50:1.00, which covenant will be tested quarterly on a trailing four quarter basis only if, as of the last day of the applicable fiscal quarter the Revolver is drawn in an aggregate amount greater than 35% of the total commitments under the Revolver. Such financial maintenance covenant is subject to an equity cure.  The Credit Agreement includes customary negative covenants restricting or limiting the ability of the Borrower and its restricted subsidiaries, to, among other things, sell assets, alter its business, engage in mergers, acquisitions and other business combinations, declare dividends or redeem or repurchase equity interests, incur additional indebtedness or guarantees, make loans and investments, incur liens, enter into transactions with affiliates, prepay certain junior debt, and modify or waive certain material agreements and organizational documents, in each case, subject to customary and other agreed upon exceptions. The Credit Agreement also contains customary affirmative covenants and events of default.

The Senior Secured Credit Facilities are guaranteed, on a joint and several basis, by Holdings and each of the Borrower’s current and future wholly-owned domestic restricted subsidiaries (subject to certain exceptions) (the “Subsidiary Guarantors”) and are secured by a first priority security interest in substantially all of Holdings’, the Borrower’s and the Subsidiary Guarantors’ assets (subject to certain exceptions).

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference herein.

2025 Notes — First Supplemental Indenture and Escrow Release

As previously announced, on June 30, 2017, SP Finco, LLC (the “Issuer”), a wholly owned subsidiary of the Company, completed the issuance and sale of $370.0 million in gross proceeds (the “Gross Proceeds”) of the Issuer’s 6.750% senior unsecured notes due 2025 (the “2025 Notes”) pursuant to an Indenture, dated June 30, 2017 (the “2025 Notes Indenture”) between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”). The Gross Proceeds were deposited at issuance into an escrow account (the “Escrow Account”) established at Wilmington Trust, National Association (in such capacity, the “Escrow Agent”) in the name of the Trustee, not in its individual capacity but solely as Trustee, on behalf of the holders of the 2025 Notes.  In connection with the Merger, the Gross Proceeds were released from the Escrow Account to the Borrower and the Issuer was merged with and into the Borrower on August 31, 2017, with the Borrower surviving such merger and assuming the rights and obligations of the Issuer under the 2025 Notes and the 2025 Notes Indenture by operation of law.  In addition, the Borrower, the Guaranteeing Subsidiaries (as defined in the First Supplemental Indenture) and the Trustee entered into a First Supplemental Indenture on August 31, 2017 (the “First Supplemental Indenture”), which amended and supplemented the 2025 Notes Indenture to add the Guaranteeing Subsidiaries (as defined in the First Supplemental Indenture) as guarantors under the 2025 Notes Indenture of the 2025 Notes. Such guarantees are unsecured and provided on a joint and several basis.

The foregoing descriptions of the 2025 Notes Indenture and the First Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the 2025 Notes Indenture, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 6, 2017, and the full text of the First Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, both of which are incorporated into this Item 1.01 by reference herein.

2021 Notes — Fourth Supplemental Indenture

In connection with the Merger, the Borrower, the Guaranteeing Subsidiaries (as defined in the Fourth Supplemental Indenture) and Wilmington Trust, National Association, as trustee (in such capacity, the “2021 Notes Trustee”) governing the Borrower’s 8.875% senior unsecured notes due 2021 (the “2021 Notes”), entered into a Fourth Supplemental Indenture on August 31, 2017 (the “Fourth Supplemental Indenture”), which amended and supplemented the Indenture, dated as of March 31, 2016, among the Borrower, the Guarantors (as defined therein) party thereto from time to time and the 2021 Notes Trustee to add the Guaranteeing Subsidiaries as guarantors under the 2021 Notes Indenture of the 2021 Notes. Such guarantees are unsecured and provided on a joint and several basis.

The foregoing descriptions of the 2021 Notes Indenture and the Fourth Supplemental Indenture do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the 2021 Notes Indenture, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2016, and the full text of the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K, both of which are incorporated into this Item 1.01 by reference herein.

Registration Rights Agreement

On August 31, 2017, the Company entered into an amended and restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders of the Company and certain other parties thereto, including Bain Capital. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement for a public offering of shares upon the request of Bain Capital and certain of its affiliates, and to use commercially reasonable efforts to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the registrable shares held by the parties to the Registration Rights Agreement, subject to certain limitations as described in the Registration Rights Agreement, including a minimum net aggregate offering price and a limitation on the number of registrations the Company shall be required to effect. The Company also agreed to provide “piggy back,” “short-form” and shelf registration rights with respect to such registrable shares, each as described in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference herein.

The information set forth below under Item 2.03  - Amendment to Tax Receivable Agreement of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

Item 1.02      Termination of a Material Definitive Agreement.

In connection with entering into the Senior Secured Credit Facilities, the Company terminated the First Lien Credit Agreement, originally dated as of November 3, 2014, among SP Holdco I, Inc., Surgery Center Holdings, Inc., the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Jefferies Finance LLC, as collateral agent and administrative agent.

The information set forth above under Item 1.01  - Senior Secured Credit Facilities of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On August 31, 2017, the Company completed its previously announced acquisition of NSH pursuant to the Merger Agreement. At the effective time of the Merger, (i) each issued and outstanding share of preferred stock of NSH, par value $0.01, was converted into the right to receive $1,103.84 as the liquidation value of each such share; (ii) each issued and outstanding share of NSH common stock, par value $0.01 per share, was converted into the right to receive approximately $868.29 per share; (iii) each in-the-money NSH option was converted into the right to receive an amount equal to the number of shares of NSH common stock subject to such option, multiplied by the excess of approximately $868.29 over the exercise price applicable to such option; and (iv) all other NSH options were cancelled without consideration therefor.  Each holder of NSH common stock and in-the-money NSH options will also be entitled to receive certain customary post-closing adjustment payments, if any, under the terms of the Merger Agreement.

At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Merger Sub was converted into the right to receive one share of common stock, par value $0.001 per share, of the surviving corporation in the Merger. The aggregate consideration paid by Merger Sub in the Merger was approximately $760,000,000.00, subject to customary adjustments. The proceeds from the 2025 Notes, the Preferred Private Placement and the Senior Secured Credit Facilities were used to fund the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 11, 2017, and the full text of the amendment to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 11, 2017, both of which are incorporated into this Item 2.01 by reference herein.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 — Senior Secured Credit Facilities, Item 1.01 — 2025 Notes — First Supplemental Indenture and Escrow Release and Item 1.01 — 2021 Notes — Fourth Supplemental Indenture of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Amendment to Tax Receivable Agreement

As previously reported, on May 9, 2017, the Company and H.I.G., in its capacity as the stockholders representative, entered into an agreement to amend that certain Income Tax Receivable Agreement, dated September 30, 2015 (as amended, the “TRA”), by and between the Company, H.I.G. (in its capacity as the stockholders representative) and the other parties referred to therein, which amendment became effective on August 31, 2017. The TRA was initially entered into in connection with the reorganization undertaken to facilitate the Company’s initial public offering. Pursuant to the amendment to the TRA, the Company agreed to make payments to H.I.G. in its capacity as the stockholders representative pursuant to a fixed payment schedule. The amounts payable under the TRA are calculated as the product of (i) an annual base amount and (ii) the maximum corporate federal income tax rate for the applicable year plus three percent. The amounts payable under the TRA are related to the Company’s projected realized tax savings over the next five years and are not dependent on the Company’s actual tax savings. Amounts payable pursuant to the TRA will be adjusted downward in the event that the maximum corporate federal income tax rate is reduced. Assuming the Company’s effective tax rate is 38% throughout the term of the TRA, the Company expects to be required to pay to H.I.G., in its capacity as the stockholders representative, an aggregate amount equal to $120,466,452. To the extent that the Company is unable to make payments under the TRA and such inability is a result of the terms of credit agreements and other debt documents that are materially more restrictive than those existing as of September 30, 2015, such payments will be deferred and will accrue interest at a rate of LIBOR plus 500 basis points until paid. If the terms of such credit agreements and other debt documents cause the Company to be unable to make payments under the TRA and such terms are not materially more restrictive than those existing as of September 30, 2015, such payments will be deferred and will accrue interest at a rate of LIBOR plus 300 basis points until paid.

The foregoing summary of the TRA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA (including the exhibits thereto), a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2015, and the full text of the amendment to the TRA, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 11, 2017, both of which are incorporated into this Item 2.03 by reference herein.

Item 3.02                   Unregistered Sales of Equity Securities.

On August 31, 2017, the Company issued 310,000 shares of Series A Preferred Stock to Bain Capital at a purchase price of $1,000.00 per share for an aggregate purchase price of $310,000,000.00. The net proceeds from the Preferred Private Placement were used to finance a portion of the Merger. The issuance of the Series A Preferred Stock to Bain Capital was made in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) and Rule 506 promulgated thereunder. The issuance of Common Stock that may be issued upon the conversion of the Series A Preferred Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) promulgated thereunder.

The accrued value of the Series A Preferred Stock is convertible into shares of Common Stock at a price per share of Common Stock equal to $19.00, subject to certain adjustments as provided in the Certificate of Designations, Preferences, Rights and Limitations of the 10.00% Series A Convertible Perpetual Participating Preferred Stock of Surgery Partners, Inc. (the “Series A Certificate of Designation”), at any time at the option of such holder.  In addition, the Company may require the conversion of all, but not less than all, of the Series A Preferred Stock pursuant to the terms and conditions of the Series A Certificate of Designation, after the second anniversary of the date of issuance, if the volume weighted average closing price of the Common Stock for any twenty out of thirty consecutive trading days prior to such date, equals or exceeds $42.00 per share.

The foregoing descriptions of the Preferred Private Placement and the Series A Preferred Stock do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Preferred Stock Purchase Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 11, 2017, and the full text of the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K, both of which are incorporated into this Item 3.02 by reference herein.

Item 3.03                   Material Modification to Rights of Security Holders.

Series A Preferred Stock and Series A Certificate of Designation

The disclosure set forth above under Item 3.02 is incorporated herein by reference.

The Series A Preferred Stock ranks senior to the Common Stock and any other capital stock of the Company, with respect to dividends, redemption and any other rights upon the liquidation, dissolution or winding up of the Company, and the holders thereof are entitled to vote with the holders of Common Stock, together as a single class, on all matters submitted to a vote of the Company’s stockholders.  In addition to participating in any dividends that may be declared with respect to the Common Stock on an as-converted basis, each share of Series A Preferred Stock accrues dividends daily at a dividend rate of 10%, compounding quarterly, and in any given quarter, subject to certain conditions, the Board of Directors of the Company (the “Board”) may declare a cash dividend in an amount up to 50% of the amount of the dividend that has accrued and accumulated during such quarter through the end of such quarter, and the amount of any quarterly dividend paid in cash shall not compound on the applicable date and shall not be included in the accrued value of the Series A Preferred Stock.  The Company cannot redeem the Series A Preferred Stock prior to the fifth anniversary of its issuance and thereafter, may redeem all, but not less than all, of the Series A Preferred Stock for cash pursuant to and subject to the terms and conditions of the Series A Certificate of Designation. The holders of Series A Preferred Stock may cause the Company to redeem the Series A Preferred Stock upon the occurrence of certain change of control transactions of the Company or the Common Stock ceasing to be listed or quoted on a trading market.   In the event of the Company’s liquidation, dissolution or winding-up (whether voluntary of involuntary), holders of Series A Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfaction of any liabilities and obligations to creditors of the Company, with respect to each Series A Preferred Share, an amount equal to the greater of (i) $1,000.00 per share, plus dividends compounded to date, plus dividends accrued but not yet compounded and (ii) the amount that a holder of one share of Common Stock would receive, assuming the Series A Preferred Stock had converted into shares of Common Stock.

On or following the date on which investment funds affiliated with Bain Capital Private Equity and its successors, transferees and affiliates cease to collectively hold fifty percent (50%) or more of the outstanding voting stock of the Company, but the Bain Sponsor Entities (as defined below) continue to hold greater than 50 percent (50%) of the shares of Preferred Stock acquired pursuant to the Preferred Stock Purchase Agreement (the “Required Percentage”), the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock held by the Bain Sponsor Entities, voting as a separate class, shall be entitled to elect two (2) directors to the Board; provided that, if the Bain Sponsor Entities continue to own more than 50% of the Required

Percentage but less than 100% of the Required Percentage, the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock held by the Bain Sponsor Entities, voting as a separate class, shall be entitled to elect one (1) director to the Board.  For as long as Bain Capital, Bain Capital Private Equity, LP, the investment funds affiliated with Bain Capital Private Equity, LP and their respective successors and affiliates (the “Bain Sponsor Entities”) continue to own the Required Percentage, the Company has agreed to not take certain actions without the prior approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The disclosure set forth below under Item 5.03 is incorporated herein by reference.

Item 5.01                   Changes in Control of Registrant.

On August 31, 2017, H.I.G. sold the Purchased Shares beneficially owned by H.I.G. to Bain Capital at a purchase price per share of $19.00 for an aggregate purchase price of $502,657,369 in cash pursuant to the Common Stock Purchase Agreement.  As of August 31, 2017, prior to giving effect to the Preferred Private Placement, the Purchased Shares represented approximately 54% of the outstanding Common Stock of the Company.  As a result of the Private Sale and the Preferred Private Placement, Bain Capital holds Series A Preferred Stock and Common Stock that represent approximately 66% of the voting power of all classes of capital stock of the Company as of August 31, 2017, and H.I.G. and its affiliated investment funds no longer own any capital stock of the Company. The Private Sale and the Preferred Private Placement were funded by Bain Capital through an equity financing/equity commitment letter. The Preferred Private Placement is further described in Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated in to this Item 5.01 by reference herein.

As previously announced, pursuant to the Common Stock Purchase Agreement, the Company and H.I.G. appointed to the Board two directors designated by Bain Capital, which appointments were effect upon on August 31, 2017, as further described in Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated in to this Item 5.01 by reference herein. In addition, the Series A Certificate of Designation specifies the terms and conditions under which the holders of a majority of the outstanding shares of Series A Preferred Stock held by the Sponsor Entities are entitled to elect directors to the Board, as further described in Item 3.02 and Item 3.03 of this Current Report on Form 8-K, which are incorporated in to this Item 5.01 by reference herein.

The foregoing summary of the Common Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Common Stock Purchase Agreement, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 11, 2017, and incorporated into this Item 5.01 by reference herein.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

The resignation of Matthew Lozow from the Board, including all committees thereof and the boards of directors of the Company’s subsidiaries on which he served, became effective on August 31, 2017, upon the closing of the Private Sale.  Also on August 31, 2017, the election of Christopher R. Gordon and the appointment of T. Devin O’Reilly to the Board became effective. As a result, effective as of the closing of the Private Sale on August 31, 2017, the composition of the Board is as follows:

Name	Position
Brent Turner	Class II Director
Michael T. Doyle	Class III Director, Chief Executive Officer
Teresa DeLuca, M.D.	Class I Director
Adam Feinstein	Class I Director
Christopher R. Gordon	Class III Director
T. Devin O’Reilly	Class II Director

Mr. Gordon will serve as a Class III director, which class will stand for re-election at the 2018 annual meeting of the stockholders. Mr. O’Reilly will serve as a Class II director, which class will stand for re-election at the 2020 annual meeting of the stockholders.  On August 31, 2017, each of Mr. Gordon and Mr. O’Reilly entered into the Company’s standard form of indemnification agreement, which is incorporated herein by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015, the terms of which are described in such Registration Statement.

Also on August 31, 2017, the Board appointed each of Mr. Gordon and Mr. O’Reilly to serve on the Compensation Committee of the Board (the “Compensation Committee”). As a result, the Compensation Committee consists of Brent Turner (chair), Adam Feinstein, Christopher R. Gordon and T. Devin O’Reilly.

A description of the resignation of Mr. Lozow, the election of Mr. Gordon and the appointment of Mr. O’Reilly pursuant to the terms of the Common Stock Purchase Agreement is set forth in Item 5.02 and Item 5.07 of the Company’s Current Report on Form 8-K filed on June 5, 2017 and such disclosure is incorporated in to this Item 5.02 by reference herein.

There is no arrangement or understanding between either of Mr. Gordon or Mr. O’Reilly and any other persons or entities pursuant to which either of Mr. Gordon or Mr. O’Reilly was appointed to the Board, other than the indemnification agreements and the agreements among Bain Capital, H.I.G. and the Company in the Preferred Stock Purchase Agreement and the Common Stock Purchase Agreement. There are no transactions between the Company and either of Mr. Gordon or Mr. O’Reilly that require disclosure under Item 404(a) of Regulation S-K other than the transactions contemplated by the Transaction Agreements.

The foregoing descriptions of the Common Stock Purchase Agreement, and the Preferred Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety, by the full text of the respective agreements, which are incorporated into this Item 5.02 by reference to Exhibit 10.2 and Exhibit 10.1, respectively, to the Company’s Current Report on Form 8-K filed on May 11, 2017.

Executive Officers

On August 31, 2017, effective upon the closing of the Merger (the “Commencement Date”), the Board appointed new executive officers of the Company. The names of such executive officers and their respective positions are as follows:

Name	Age	Position
Benjamin F. Jacobs	43	Chief Development Officer, Group President of Surgery Partners
Bryan S. Fisher	59	Executive Vice President, Chief Operating Officer of Surgery Partners’ National Group

Biographical information for each of the foregoing newly appointed officers of the Company is set forth below.

Name	Biographical Information
Benjamin F. Jacobs

Benjamin F. Jacobs currently serves as Chief Development Officer for National Surgical Healthcare. Prior to joining National Surgical Healthcare in 2014, Mr. Jacobs served as Vice President of Development for Surgical Care Affiliates, Director of Mergers and Acquisitions for DaVita Healthcare Partners, and Vice President of Development for CVS Caremark Corporation. Mr. Jacobs began his career as a corporate attorney at the law firm of Jones Walker in New Orleans, LA. Mr. Jacobs holds a B.A from Washington & Lee University and a J.D. from Tulane University Law School.

Bryan S. Fisher

Bryan S. Fisher is currently President and Chief Operating Officer of National Surgical Healthcare. Mr. Fisher served as Chief Financial Officer for National Surgical Healthcare from 1999 to 2011.  Prior to National Surgical Healthcare, Mr. Fisher served as Chief Financial Officer for National Surgery Centers (“NSC”) from 1996 to 1998, and was its controller from 1991 to 1998. He was instrumental in taking NSC public and raising additional capital through public equity offerings and private debt financings.  Mr. Fisher is also a certified public accountant.  Prior to joining NSC, he was an assistant controller for Medical Care International and an auditor with KPMG LLP.  Mr. Fisher holds a B.S. from Brigham Young University.

On August 31, 2017, the Company and National Surgical Healthcare entered into employment agreements with each of Bryan Fisher and Benjamin Jacobs.  The agreements provide for an annual base salary of $475,088 for Mr. Fisher and $370,000 for Mr. Jacobs, subject in each case to adjustment by the Board or Compensation Committee.  Mr. Fisher and Mr. Jacobs are eligible to earn an annual cash bonus for the remainder of the 2017 fiscal year equal to a pro rata target of $237,544 and $185,000, respectively, based on the National Surgical Healthcare bonus program. Beginning in 2018, Mr. Fisher and Mr. Jacobs are each eligible for an annual cash bonus, with a target of 50% of their respective annual base salary, in each case based upon the achievement of performance goals determined by the Board or the Compensation Committee.  Both agreements entitle the executives to participate in Company benefit programs for which employees of the Company are generally eligible, subject to the eligibility and participation requirements thereof.

Each employment agreement provides for severance upon a termination of the executive’s employment by the Company without cause or by the executive for good reason, in each case conditioned on the executive’s timely and effective execution of a separation agreement provided by the Company containing a release of claims and other customary terms and conditions.  Mr. Fisher is entitled to severance consisting of 200% of his then-current base salary, a pro-rated annual cash bonus for the year of termination based on actual performance and continued health and welfare plan benefits for 18 months following the termination date at the same cost to the executive as if he were an active employee. Mr. Jacobs is entitled to severance consisting of 18 months’ salary continuation of his then-current base salary, his target annual cash bonus for the year of termination and continued health and welfare plan benefits for 18 months following the termination date at the same cost to the executive as if he were an active employee. In addition, a portion of the executives’ time-based restricted stock awards and performance stock unit awards that have been converted into “earned shares” will be accelerated to the vesting event next following the date of the qualifying termination, with the remaining, unvested portion of such equity awards forfeited as of the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, in each case, within 12 months following a change in control, Mr. Fisher and Mr. Jacobs are entitled to be paid the above severance benefits in a single lump-sum payment no later than 30 days following termination. If Mr. Fisher terminates his employment after the date that is 12 months following the Commencement Date but before the date that is 18 months following the Commencement Date, Mr. Fisher is entitled to be paid the above severance benefits, excluding the acceleration of equity awards.

Pursuant to their respective employment agreements, the executives are bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with the Company or to solicit the Company’s employees or other service providers during employment and for a specified period following termination of employment.  Mr. Fisher and Mr. Jacobs are each bound by a non-competition covenant for two years and 18 months following termination of employment, respectively, and by a non-solicitation covenant for two years and 18 months following termination of employment, respectively.

Upon the effectiveness of their appointments as executive officers of the Company, each of Mr. Jacobs and Mr. Fisher entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015.

There is no arrangement or understanding between either of Mr. Jacobs or Mr. Fisher and any other persons or entities pursuant to which either of Mr. Jacobs or Mr. Fisher was appointed as an officer other than his respective employment agreement and indemnification agreement. There are no family relationships between either of Mr. Jacobs or Mr. Fisher and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and there are no transactions between the Company and either of Mr. Jacobs or Mr. Fisher that require disclosure under Item 404(a) of Regulation S-K.

Item 5.03                   Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2017, in connection with the consummation of the Preferred Private Placement, the Company amended and restated its Certificate of Incorporation (as amended, the “Amended and Restated Charter”) and Bylaws (as amended, the “Amended and Restated Bylaws”).

Certificate of Incorporation

The Amended and Restated Charter increases the number of authorized capital stock to 320,310,000 shares, of which 300,000,000 are designated as Common Stock, and 20,310,000 shares are designated as preferred stock, par value $0.01 per share. The Amended and Restated Charter permits the Board to issue up to 20,310,000 shares of preferred stock, with any rights, preferences and privileges as the Board may designate (including the right to approve an acquisition or other change of control), 310,000 of which are designated as Series A Preferred Stock pursuant to the Series A Certificate of Designation.  Under the Amended and Restated Charter, holders of all capital stock of the Company, including the Series A Preferred Stock, may vote on matters to be voted on by the stockholders. The Amended and Restated Charter was also adopted to provide Bain Capital with certain preferential rights that were previously afforded to the investment funds affiliated with H.I.G.

Bylaws

The Amended and Restated Bylaws were adopted to provide Bain Capital with certain preferential rights that were previously afforded to the investment funds affiliated with H.I.G., including preferential rights, the right to have a director who is affiliated with such sponsor entity present to constitute quorum for any action of the Board, and the right to call a special meeting of the Board.

The forgoing description of the Amended and Restated Charter and the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Charter and Amended and Restated Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated in to this Item 5.03 by reference herein.

Item 8.01                   Other Events.

On August 31, 2017, the Company issued a press release announcing the completion of the Merger, the Preferred Private Placement and the Private Sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, the Company’s expectations regarding the Merger, the Preferred Private Placement and the Private Sale, the performance of its business and the other non-historical statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed on August 9, 2017. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01                   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Surgery Partners, Inc., SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH, L.P., dated as of May 9, 2017 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 11, 2017).*

2.2

Letter Amendment to Merger Agreement, by and among Surgery Partners, Inc., SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH, L.P., dated as of July 7, 2017 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 11, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Surgery Partners, Inc., dated August 31, 2017.
3.2	Amended and Restated Bylaws of Surgery Partners, Inc., dated August 31, 2017.
3.3	Certificate of Designations, Preferences, Rights and Limitations of the 10.00% Series A Convertible Perpetual Participating Preferred Stock of Surgery Partners, Inc., dated August 31, 2017.
4.1

Indenture, dated June 30, 2017, by and among SP Finco, LLC and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 6, 2017).

4.2	First Supplemental Indenture, by and among Surgery Center Holdings, Inc., Wilmington Trust, National Association, as Trustee, and certain other parties thereto, dated August 31, 2017.
4.3

Indenture, dated March 31, 2016, among Surgery Center Holdings, Inc., the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2016).

4.4	Fourth Supplemental Indenture, by and among Surgery Center Holdings, Inc., Wilmington Trust, National Association, as Trustee, and certain other parties thereto, dated August 31, 2017.

10.1	Amended and Restated Registration Rights Agreement by and among Surgery Partners, Inc., certain stockholders of Surgery Partners, Inc. and certain other parties thereto, dated August 31, 2017.
10.2	Credit Agreement, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other guarantors and lenders party thereto, dated August 31, 2017.*
10.3

Securities Purchase Agreement by and among Surgery Partners, Inc. and BCPE Seminole Holdings LP, dated May 9, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 11, 2017).*

10.4

Stock Purchase Agreement by and between H.I.G. Surgery Centers, LLC, H.I.G. Bayside Debt & LBO Fund II L.P. (for the specific purposes stated therein), BCPE Seminole Holdings LP and Surgery Partners, Inc., dated May 9, 2017 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 11, 2017).*

10.5

Tax Receivable Agreement, dated as of September 30, 2015, among Surgery Partners, Inc., H.I.G. Surgery Centers, LLC and certain other stockholders party thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2015).

10.6

Amendment No. 1 to Income Tax Receivable Agreement, by and between Surgery Partners, Inc. and H.I.G. Surgery Centers, LLC (in its capacity as the Stockholders Representative), dated May 9, 2017 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 11, 2017).

10.7	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015).
99.1	Press Release dated August 31, 2017 issued by Surgery Partners, Inc.

*     Schedules and/or Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ MICHAEL T. DOYLE
Michael T. Doyle Chief Executive Officer

Date:  August 31, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Surgery Partners, Inc., SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH, L.P., dated as of May 9, 2017 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 11, 2017).*

2.2

Letter Amendment to Merger Agreement, by and among Surgery Partners, Inc., SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH, L.P., dated as of July 7, 2017 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 11, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Surgery Partners, Inc., dated August 31, 2017.
3.2	Amended and Restated Bylaws of Surgery Partners, Inc., dated August 31, 2017.
3.3	Certificate of Designations, Preferences, Rights and Limitations of the 10.00% Series A Convertible Perpetual Participating Preferred Stock of Surgery Partners, Inc., dated August 31, 2017.
4.1

Indenture, dated June 30, 2017, by and among SP Finco, LLC and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 6, 2017).

4.2	First Supplemental Indenture, by and among Surgery Center Holdings, Inc., Wilmington Trust, National Association, as Trustee, and certain other parties thereto, dated August 31, 2017.
4.3

Indenture, dated March 31, 2016, among Surgery Center Holdings, Inc., the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2016).

4.4	Fourth Supplemental Indenture, by and among Surgery Center Holdings, Inc., Wilmington Trust, National Association, as Trustee, and certain other parties thereto, dated August 31, 2017.
10.1	Amended and Restated Registration Rights Agreement by and among Surgery Partners, Inc., certain stockholders of Surgery Partners, Inc. and certain other parties thereto, dated August 31, 2017.
10.2	Credit Agreement, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other guarantors and lenders party thereto, dated August 31, 2017.*
10.3

Securities Purchase Agreement by and among Surgery Partners, Inc. and BCPE Seminole Holdings LP, dated May 9, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 11, 2017).*

10.4

Stock Purchase Agreement by and between H.I.G. Surgery Centers, LLC, H.I.G. Bayside Debt & LBO Fund II L.P. (for the specific purposes stated therein), BCPE Seminole Holdings LP and Surgery Partners, Inc., dated May 9, 2017 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 11, 2017).*

10.5

Tax Receivable Agreement, dated as of September 30, 2015, among Surgery Partners, Inc., H.I.G. Surgery Centers, LLC and certain other stockholders party thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2015).

10.6

Amendment No. 1 to Income Tax Receivable Agreement, by and between Surgery Partners, Inc. and H.I.G. Surgery Centers, LLC (in its capacity as the Stockholders Representative), dated May 9, 2017 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 11, 2017).

10.7	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015).
99.1	Press Release dated August 31, 2017 issued by Surgery Partners, Inc.

*     Schedules and/or Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.